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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):

                       October 10, 2002 (October 7, 2002)

                          Mission Resources Corporation
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     000-09498                 76-0437769
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                                   1331 Lamar
                                   Suite 1455
                            Houston, Texas 77010-3039
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 495-3000
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

     On October 7, 2002, Mission Resources Corporation, a Delaware corporation (the "Company"), entered into the Third Amendment to Credit Agreement (the "Third Amendment"). The Third Amendment amends certain provisions of the Credit Agreement, dated as of May 16, 2001, among the Company, as borrower, certain of its subsidiaries, as guarantors, the Lenders listed therein, JPMorgan Chase Bank, as administrative assistant for the Lenders, BNP Paribas, as syndication agent for the Lenders, and Wachovia Bank, National Association and Fleet National Bank, as co-documentation agents for the Lenders, as amended (the "Credit Agreement") as follows.

     The Third Amendment reduces the maximum amount available under the Credit Agreement from $200 million to $150 million, and sets the borrowing base at: (i) $50 million for the period from October 7, 2002 through March 30, 2003, and (ii) $40 million for the period from March 31, 2003 until the next redetermination after such date. This modification does not limit the rights of the parties to initiate interim borrowing base redeterminations in accordance with the Credit Agreement. The borrowing base is determined from time to time by the Lenders based on the Company's reserves and other factors deemed relevant by the Lenders. At October 9, 2002, borrowings of approximately $7 million were outstanding under the Credit Agreement.

     The Third Amendment increases the required ratio of total debt to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses, and decreases the required interest coverage ratio through 2003. These ratios return to their original levels incrementally by 2004. At October 9, 2002, the Company was in compliance with its covenants under the Credit Agreement.

     The Third Amendment provides that the Company is obligated to grant liens on additional oil and gas properties such that the mortgaged oil and gas properties under the Credit Agreement will represent 90% of the value of the Company's oil and gas properties evaluated in the most recently completed reserve report.

     Finally, the Third Amendment amends the definition of consolidated net income to exclude therefrom any non-recurring items, and prohibits the company and its restricted subsidiaries from holding in excess of $12 million in cash and cash equivalents for any period in excess of three business days while borrowings are outstanding under the Credit Agreement.

     The Third Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.


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Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of business acquired.

          None.

     (b) Pro Forma Financial Information.

          None.

     (c) Exhibits.

          10.1 Third Amendment to Credit Agreement, dated as of October 7, 2002, among the Company, as Borrower, certain of its subsidiaries, as Guarantors, the Lenders listed therein, JPMorgan Chase Bank, as Administrative Agent for the Lenders, BNP Paribas, as Syndication Agent for the Lenders, and Wachovia Bank, National Association and Fleet National Bank, as Co-Documentation Agents for the Lenders.

                            [SIGNATURE PAGE FOLLOWS]


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MISSION RESOURCES CORPORATION

Date: October 10,2002                  By:    /s/ Richard W. Piacenti
                                              ----------------------------------
                                       Name:  Richard W. Piacenti
                                       Title: Senior Vice President and Chief
                                              Financial Officer